UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 1, 2011

SINGLE TOUCH SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53744	13-4122844
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2235 Encinitas Boulevard, Suite 210, Encinitas, California 92024
(Address of principal executive offices) (Zip Code)

(760) 438-0100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entity into a Material Definitive Agreement.

The information set forth under Item 5.02 below regarding the Macaluso Agreement is incorporated by reference.

Such summary of the material terms of the Macaluso Agreement does not purport to be a complete description of all terms and is qualified in its entirety by the full text of the Macaluso Agreement.

In addition, on June 1, 2011 our Board of Directors amended our 2010 Stock Plan to increase the number of shares authorized for issuance under the Plan to 25,000,000.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2011, we entered into an employment letter agreement dated as of June 1, 2011 with Anthony Macaluso, our executive Chairman (the “Macaluso Agreement”).  Under the Macaluso Agreement, we will pay Mr. Macaluso an annual salary of $385,000 (subject to possible annual escalations) for three years.  The Macaluso Agreement also calls for successive two-year renewals unless either party elects against renewal.  Mr. Macaluso can also receive discretionary cash bonuses.  We also agreed in the Macaluso Agreement to grant Mr. Macaluso certain stock options under our 2010 Stock Plan.

In full satisfaction of all obligations under the Macaluso Agreement to grant stock options to Mr. Macaluso, and after taking account of certain remissions, we granted Mr. Macaluso on June 1, 2011 a total of 4,500,000 stock options under our 2010 Stock Plan, with 1,500,000 of the options (at an exercise price of $0.65 per share) vesting on May 16, 2012, 1,500,000 of the options (at an exercise price of $0.90 per share) vesting on May 16, 2013 and 1,500,000 of the options (at an exercise price of $0.90 per share) vesting on May 16, 2014.

Under the Macaluso Agreement, if Mr. Macaluso is terminated without cause or due to disability, or if he resigns for good reason (all as defined in the Macaluso Agreement) or if we elect not to renew his employment term, then upon giving us a release he shall be entitled to one year of salary continuation and one year of COBRA premiums payments.  Also, vesting of his stock options shall accelerate if we are acquired or if he is terminated without cause or if he resigns for good reason.

In addition to the stock options granted in satisfaction of our obligations under the Macaluso Agreement, on June 1, 2011 we granted to Mr. Macaluso 750,000 stock options under our 2010 Stock Plan (at an exercise price of $0.65 per share) vesting on September 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       June 6, 2011

SINGLE TOUCH SYSTEMS INC.

By:	/s/ James Orsini
Name: James Orsini
Title: Chief Executive Officer and President